EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 25, 1999 The ServiceMaster Company Annual Report to Stockholders for the year ended December 31, 1998.


                                             Arthur Andersen LLP


Chicago, Illinois
March 22, 1999